SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                       Date of Report: December 5, 1996

                     AIR & WATER TECHNOLOGIES CORPORATION

            [Exact name of registrant as specified in its charter]

                  Delaware                              033-17921                     13-3418759
       (State or other jurisdiction of            (Commission File No.)      (IRS Employer Identification
               incorporation)                                                          Number)


P.O. Box 1500
Somerville, New Jersey                                    08876
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code: (908) 685-4000



        ______________________________________________________________
        (Former name or former address, if changed since last report.)

Item 5.  Other Events.

         The Company announced the appointment of Patrick L. McMahon as President and Chief Executive Officer of Professional Services Group, Inc. ("PSG") and commented on its internal investigation with respect to certain matters relating to PSG. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1, which exhibit is incorporated herein by reference.

Item 7.  Exhibits

         99.1  Air & Water Technologies Corporation Press Release dated
December 5,
               1996.



                                    SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    Air & Water Technologies Corporation




                                    By:   /s/ Douglas A. Satzger
                                       -----------------------------------
                                       Name: Douglas A. Satzger
                                       Title: Senior Vice President

December 5, 1996


Contact:    Robert S. Volland
            Air & Water Technologies
            908-685-4496


        PATRICK McMAHON NAMED PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
                       PROFESSIONAL SERVICES GROUP, INC.

BRANCHBURG, N.J., December 5, 1996 - Patrick L. McMahon, a seasoned executive with more than twenty-five years of experience in the engineering industry, has been named President and Chief Executive Officer of Professional Services Group, Inc. (PSG), it was announced today. Mr. McMahon, whose appointment is effective immediately, succeeds Michael M. Stump, who has resigned. PSG is a subsidiary of Air & Water Technologies (AMEX:AWT).
Mr. McMahon, 48 joined PSG in 1995 as Senior Vice President and Chief Operating Officer and began serving as President and CEO on an interim basis in August of this year. Before joining PSG, he spent 23 years in a number of senior management positions at Brown & Root, Inc., where his responsibilities included strategic planning, international business development and operations. Most recently, Mr. McMahon served as Vice President of National Accounts at International Technology Corporation. He earned a B.S. in Chemical Engineering from Texas Tech University.
Robert S. Sheh, Chairman and CEO of AWT, said, "We are pleased to have a leader of the caliber of Pat McMahon to head the organization at this critical time in the history of our company and our industry. His extensive professional experience, his high professional standards, and his vision of what this company needs to be and do to maintain our leadership in a dynamic and challenging environment will serve us, our customers and our business partners well in the years ahead."
On September 15, AWT filed a Form 10-Q with the Securities and Exchange Commission, stating that the Department of Justice was conducting a broad investigation into alleged payments to certain PSG consultants and representatives that had been retained by PSG to assist it in advising the City of Houston regarding privatization of Houston's water and wastewater system. It also indicated in the statement that it had commenced an internal investigation of the matter.
AWT announced today that in the course of the internal investigation, it has become aware of a questionable financial transaction with third parties and payments to certain PSG consultants and other individuals, the nature of which requires further investigation. Consistent with its previously announced commitment to be supportive, the Company has brought these matters to the attention of the Department of Justice and continues to cooperate fully with its investigation.
The Company also reported that while no charges of wrongdoing have been brought against PSG or the Company at this time, no assurance can be given as to whether the government authorities will ultimately determine to bring charges or assert claims resulting from their investigation that could implicate, reflect adversely upon or otherwise have a material adverse effect on the financial positions or results of operations of PSG or the Company as a whole.
"Despite our disappointment about the findings of our internal investigation, we as an organization remain focused on and firmly committed to our principal mission, which is providing high-quality water and wastewater treatment services to our millions of valued customers in municipalities throughout the country. At the same time, to ensure that our people at all levels adhere at all times to our company's very high professional and ethical standards, we have revised and strengthened certain company policies and procedures," Mr. Sheh said.
Professional Services Group, Inc. works in partnership with communities across the nation to help them efficiently deliver operations, maintenance and management for municipal water and wastewater treatment facilities and collection and distribution systems; bio-solids management and disposal; and other public works services.
Air & Water Technologies, through its subsidiaries, provides a comprehensive range of services and technologies for the operation, maintenance and management of water and wastewater systems; engineering, design and construction of water and wastewater facilities; the remediation of contaminated soil; and services and technologies for controlling air pollution. More than 3,500 employees at over 150 locations worldwide assist municipalities, government agencies industries and electric utilities in meeting their environmental challenges. The company markets its services through three operating groups, each an established leader in its respective field: Professional Services Group, Inc.; Metcalf & Eddy, Inc.; and Research-Cottrell, Inc.